UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 13, 2011, Virtusa Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report under item 5.07, Submission of Matters to a Vote of Security Holders, the voting results of its annual meeting of stockholders held on September 8, 2011 (the “Annual Meeting”), including the results of a non-binding, advisory proposal on the frequency of holding the advisory vote on the compensation of the Company’s named executive officers. This Current Report on Form 8-K/A is being filed as an amendment to the Original Report for the sole purpose of disclosing the Company’s Board of Directors’ (the “Board of Directors”) decision as to how frequently the Company will hold an advisory vote on the compensation of its named executive officers.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Report, in a non-binding, advisory proposal on the frequency of holding the advisory vote on compensation of the Company’s named executive officers, 19,101,168 shares voted for one year, 191,102 shares voted for two years, 645,352 shares voted for three years and 1,715 shares abstained. The Board of Directors has considered the voting results at the Annual Meeting and, consistent with a majority of votes cast, determined at a meeting on November 16, 2011 to include an advisory vote on the compensation of the Company’s named executive officers in the Company’s proxy statement on an annual basis until the next advisory vote on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: November 18, 2011	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)